As filed with the Securities and Exchange Commission on August 28, 2013	Registration No. 333-________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

AUDIOEYE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2939845 (I.R.S. Employer Identification No.)

9070 S. Rita Road, Suite 1450
Tucson, Arizona 85747
(Address of principal executive offices)

AudioEye, Inc. 2012 Incentive Compensation Plan
AudioEye, Inc. 2013 Incentive Compensation Plan
(Full title of the plans)

Constantine Potamianos
General Counsel
AudioEye, Inc.
9070 S. Rita Road, Suite 1450
Tucson, Arizona 85747
(Name and address of agent for service)

(866) 331-5324
(Telephone number, including area code, of agent for service)

Copy to:
David L. Ficksman TroyGould PC 1801 Century Park East, Suite 1600 Los Angeles, California 90067 (310) 553-4441

Indicate by check mark (✓) whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☒ Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $.00001 per share	5,000,000 shares(2)	$0.45	(3)	$2,250,000	(3)	$614.25
Common Stock, par value $.00001	5,000,000 shares(4)	$0.45	(3)	$2,250,000	(3)	$614.25
Total	10,000,000 shares			$4,500,000		$1,228.50

(1)
Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional shares of common stock as may become issuable under the AudioEye, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”) and the AudioEye, Inc. 2013 Incentive Compensation Plan (the “2013 Plan”) as a result of any stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Represents shares issuable under the 2012 Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low sale prices of Registrant’s common stock as reported on the OBB Bulletin Board on August 26, 2013.

(4)	Represents shares issuable under the 2013 Plan.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.          Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the Plans covered by this Registration Statement pursuant to Rule 428(k)(i) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.          Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the Plans covered by this Registration Statement pursuant to Rule 428(k)(i) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference

The following documents previously filed by AudioEye, Inc. (“we,” “us,” “our,” or similar references refer to AudioEye, Inc.) with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference in this registration statement:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on April 15, 2013;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed on May 14, 2013;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed on August 9, 2013;

●	Our Current Reports on Form 8-K filed on February 2, 2013 and March 27, 2013, respectively;

●	The description of our capital stock contained in Amendment No. 10 to our Registration Statement on Form S-1 filed on January 25, 2013 (File No. 333-177463).

In addition, each document (other than any portion of such document that is deemed not “filed” under the Exchange Act in accordance with the Exchange Act and the Commission’s rules) that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all shares of common stock registered hereunder have been sold, or that deregisters all such shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part thereof from the date of the filing of such document.

Item 4.          Description of Securities

Not applicable.

Item 5.          Interests of Named Experts and Counsel

Not applicable.

Item 6.          Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law authorizes a corporation in its certificate of incorporation to eliminate or limit personal liability of directors of the corporation for violations of the directors’ fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under Delaware General Corporation Law Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty of care, such as injunction or recession, are available.

Our bylaws include the following provisions:

“The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fine and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a please of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.”

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Our bylaws permit us to purchase insurance on behalf of such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the foregoing provision of the bylaws.

“The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.”

We hold an insurance policy covering our directors and officers under which the insurer agrees to pay, with some exclusions, for any claim made against our directors and officers for a wrongful act that they may become legally obligated to pay or for which we are is required to indemnify our directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted for our directors, officers and controlling persons under the above provisions, or otherwise, the Commission has advised us that, in its opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.          Exemption from Registration Claimed

Not applicable.

Item 8.          Exhibits

The exhibit index immediately preceding the exhibits is incorporated herein by reference.

Item 9.          Undertakings

(a)         The undersigned registrant hereby undertakes:

          (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii)          To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

              (iii)         To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;
  (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
  (3)           To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tucson, Arizona, on August 27, 2013.

AUDIOEYE, INC.

By:	/s/ Nathaniel Bradley
Nathaniel Bradley
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Nathaniel Bradley as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign this registration statement on Form S-8 and any amendments hereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NATHANIEL BRADLEY	Chief Executive Officer and	August 27, 2013
Nathaniel Bradley	President (principal executive officer)

/s/ EDWARD O’DONNELL	Chief Financial Officer (principal	August 27, 2013
Edward O’Donnell	financial and accounting officer)

/s/ SEAN BRADLEY	Chief Technical Officer, Vice	August 27, 2013
Sean Bradley	President, Secretary, and Director

/s/ DR. CARR BETTIS	Director	August 27, 2013
Dr. Carr Bettis

/s/ CRAIG COLUMBUS	Chairman of the Board and Director	August 27, 2013
Craig Columbus

/s/ JAMES CRAWFORD	Chief Operating Officer, Treasurer	August 27, 2013
James Crawford	and Director

/s/ EDWARD WITHROW III	Director	August 27, 2013
Edward Withrow III

EXHIBIT INDEX

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this registration statement:

4.1	AudioEye, Inc. 2012 Incentive Compensation Plan (included with this registration statement).

4.2	AudioEye, Inc. 2013 Incentive Compensation Plan (included with this registration statement).

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of MaloneBailey, LLP (included with this registration statement).

23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).